Exhibit 10.1
Amendment

to the Committed Revolving Credit Facility in the amount of USD 50.000.000,-, between Norðurál Grundartangi ehf., reg. no: 570297-2609, as the Borrower and Landsbankinn hf., reg. no. 471008-0280, as the Bank, dated November 27th 2013 (hereinafter referred to as the “Agreement”).

The Borrower and the Bank have agreed to make the following amendments to the Agreement:

1) Termination date

Definition of “Termination Date” in Clause 1.1 of the Agreement shall hereafter be as follows:

“Termination Date

means November 27th, 2022”

2) Other Provisions

For new extended Termination Date according to clause 3 of this amendment and in accordance with clause 14.5 of the Agreement, the Borrower shall pay the Bank an extension fee amounting to 0,20% of the Facility Amount.

The Borrower accepts by signing this Amendment that the extension fee will be charged of the Borrower’s bank account no. 0186-38-100220.

Otherwise as not specifically stated in this Amendment, the Agreement shall be unaffected and shall be governed by the terms and conditions set forth in the Agreement.

The parties hereto have caused this Amendment to be duly executed in
, on October 2, 2019.

This Amendment has been prepared and signed in two copies of equal legal force, one copy for the Bank, and one copy for the Borrower.

On behalf of the Borrower		On behalf of the Bank
/s/Kristinn Bjarnason		/s/Árni Pór Porbjörnsson
/s/Davíđ Björnsson
s/Einar Kristján Jónsson

Witnesses to the correct date and signature:
/s/Helga Jóna Hannesdóttir	130171-5409	/s/Guđmunda Ósk Kristjánsdóttir	020976-3149
Name	Id. No.	Name	Id. No.